Exhibit 99.1

PRESS RELEASE

WELLPOINT AND WELLCHOICE TO MERGE

Merger Builds on Shared Consumer Focus and

Leadership in Serving Large National Employers

Indianapolis, IN and New York City, NY – September 27, 2005 – WellPoint, Inc. (NYSE: WLP) and WellChoice, Inc. (NYSE: WC) jointly announced today that they have signed a definitive merger agreement whereby WellChoice would operate as a wholly owned subsidiary of WellPoint. The transaction brings together WellChoice, the parent company of Empire Blue Cross Blue Shield, the largest health insurer in the State of New York, and WellPoint, the nation’s leading health benefits company. The combined company will now serve more than 33 million medical members as a Blue Cross or Blue Cross Blue Shield licensee in 14 states and through its HealthLink and UniCare subsidiaries.

“This merger brings together two very strong companies focused on providing consumers with the best possible value in health benefits,” said Larry C. Glasscock, president and chief executive officer of WellPoint. “Additionally, both companies share the strength and tradition of the Blue Cross Blue Shield brand, one of the most trusted brands in America.”

“Our companies also share a vision of improving health care,” Glasscock said. “Together, we can make that vision a reality by continually developing innovative products that meet customers’ needs, by enabling consumers to make better informed health care decisions, and by working collaboratively with hospitals and physicians to improve quality and safety. In doing so, we will help hold down the rising cost of health care.”

“While premiums must keep pace with rising health care costs, we can assure our members in all of our states that this merger will not add in any way to premium increases,” Glasscock added. “Both WellPoint and WellChoice have strong track records of reducing administrative costs while improving customer satisfaction. The synergies we can achieve through this merger, along with the ability to spread administrative costs over a larger membership base, will contribute to our ongoing efforts to keep premiums affordable for customers. Because both WellChoice and WellPoint believe that all health care is local, our merger provides that WellChoice customers will continue to be served by the same local health plan they know today, with decisions made by local management based in New York City.”

After the close of the transaction, Michael Stocker, M.D., president and chief executive officer of WellChoice, will become president and chief executive officer of a newly combined Northeast

Region of WellPoint. As such, Dr. Stocker will have responsibility for business operations in New York, Connecticut, New Hampshire and Maine. He will serve on WellPoint’s Executive Leadership Team and report directly to Glasscock. The headquarters for the Northeast Region will be located in lower Manhattan.

“This transaction serves the best interests of all our important constituencies and we are very pleased to become part of an enterprise that shares our vision and focus on quality health care at an affordable price,” said Dr. Stocker. “Our customers will experience no disruption, and there will be no changes in our networks or benefits as a result of the merger. When combined, our companies will be ideally positioned to promote preventative health care, to engage consumers in maintaining their own good health, and to make the investments necessary to lead positive change in our country’s health care system. At the same time, we will be able to draw upon the resources of the nation’s leading health benefits company to serve our customers even better.”

Glasscock added, “It is more important today than ever before for companies to be socially responsible and actively involved in helping make their communities better places to live and work. Both WellChoice and WellPoint have long histories of significant charitable contributions and community involvement, and combined, our role in the community will be even more effective.”

The merger will strengthen WellPoint’s leadership in providing health benefits to National Accounts – large employers with multi-state operations. New York City is the headquarters of more Fortune 500 companies than any other U.S. city, and the merger gives WellPoint a strategic presence in this important market. Both companies have achieved growth among large national employers, building on the strength of the Blue brand and its broad national networks of physicians and hospitals. With Blue plans in 14 states, the combined company can offer large national employers leading local presence in more markets than any other health benefits company.

The merger will also enhance the combined company’s ability to offer consumer-driven health solutions, which are a growing choice of consumers and employers alike. In June, WellPoint acquired Lumenos, a pioneer and leader in consumer-driven health plans, and WellChoice has incorporated Lumenos technology into its Empire Total Blue consumer-driven product.

“Our recent acquisition of Lumenos, combined with WellChoice’s successful deployment of Lumenos features in Empire Total Blue, will allow us to immediately offer Lumenos’ full product line to new and existing National Accounts headquartered in WellChoice’s service area,” Glasscock said.

Both companies believe that maintaining a strong local presence is very important in the delivery of health benefits, and that philosophy will continue with the merger. In addition, opportunities for professional growth could be created for employees of both WellPoint and WellChoice as a result of the merger.

This transaction is expected to be neutral to 2006 earnings per share and accretive thereafter. At least $25 million in pre-tax synergies are expected to be realized in 2006 and approximately $50 million in 2007, with annual pre-tax synergies of at least $125 million expected to be fully realized on an annual basis by 2010.

The transaction is structured as a merger of WellChoice, Inc. with a wholly owned subsidiary of WellPoint and is intended to be tax free with respect to the WellPoint stock to be received in the transaction by WellChoice stockholders. The consideration of $77.23 per share to be received by the stockholders of WellChoice will be comprised of $38.25 in cash and WellPoint stock at a fixed exchange ratio of .5191 of a share of WellPoint stock for each share of WellChoice stock (valued at $38.98 per share at the market close on September 26, 2005). The transaction will be accounted for under the purchase method of accounting.

The New York Public Asset Fund, which currently owns approximately 52 million shares of WellChoice common stock, will receive approximately $1.989 billion in cash and approximately 27 million shares of WellPoint common stock from the merger based on Monday’s closing stock price. The New York Public Asset Fund has agreed to vote its shares, representing approximately 62% of the outstanding shares of WellChoice, Inc., in favor of the transaction.

The transaction will be subject to customary closing conditions, including approval of WellChoice’s stockholders and various regulatory approvals. WellPoint and WellChoice currently expect the transaction to close in the first quarter of 2006.

Conference Call

Management will host a conference call today at 10:15 a.m. Eastern Daylight Time (EDT) to discuss the merger. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

866-558-6869 (Domestic)	888-203-1112 (Domestic Replay)
913-643-4199 (International)	719-457-0820 (International Replay)

An access code is not required for today’s conference call. The access code for the replay is 7258894. The replay will be available from 1:45 p.m. EDT today until the end of the day on October 10. The call will also be available through a live webcast at www.wellpoint.com under “Investor Info.” A webcast replay will be available following the call.

Contacts:	WellPoint	WellChoice

	Investor Relations	Investor Relations/Media
	Tami Durle, (317) 488-6390	Deborah Loeb Bohren, (212) 476-3552

Media
James Kappel, (317) 488-6400

About WellPoint, Inc.

WellPoint, Inc. is the largest publicly traded commercial health benefits company in terms of membership in the United States. WellPoint, Inc. is an independent licensee of the Blue Cross and Blue Shield Association and serves its members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through HealthLink and UniCare. Additional information about WellPoint is available at www.wellpoint.com.

About WellChoice, Inc.

WellChoice, Inc. is the parent company of the largest health insurer in the State of New York based on PPO and HMO membership. WellChoice, through its Empire Blue Cross Blue Shield subsidiaries, has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual, and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about WellPoint, Inc. (“WellPoint”), WellChoice, Inc. (“WellChoice”) and the combined company after completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of WellPoint and WellChoice, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by WellPoint (formerly Anthem, Inc.), WellPoint Health Networks Inc. (“WellPoint Health”) and WellChoice; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; other potential uses of cash in the future that present attractive alternatives to share repurchases; our ability to achieve expected synergies and operating efficiencies in the WellPoint Health merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; our ability to consummate WellPoint’s merger with WellChoice, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all; to meet expectations regarding repurchases of shares of our common stock and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither WellPoint nor WellChoice undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in WellPoint’s and WellChoice’s various SEC reports, including but not limited to Annual Reports on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the reporting periods of 2005.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WellPoint and WellChoice. In connection with the proposed transaction, WellPoint and WellChoice will prepare a registration statement on Form S-4, containing a proxy statement/prospectus for the stockholders of WellChoice to be filed with the SEC and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to WellChoice’s stockholders. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, www.sec.gov, from WellPoint Investor Relations at 120 Monument Circle, Indianapolis, Indiana 46204, or from WellChoice Investor Relations at 11 West 42nd Street, New York, New York 10036.

PARTICIPANTS IN SOLICITATION

WellPoint, WellChoice and their directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WellPoint’s directors and executive officers is available in WellPoint’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005, and information regarding WellChoice’s directors and executive officers is available in WellChoice’s proxy statement for its 2005 annual meeting of stockholders, which was filed with SEC on March 28, 2005. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of WellChoice stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.